                                                    EXHIBIT NO. EX-99(h)(14)(b)

                                    EXHIBIT A
        to the Amended and Restated Expense Limitation Agreement between
                             GARTMORE MUTUAL FUNDS
                                      and
                       GARTMORE MUTUAL FUND CAPITAL TRUST
                                __________, 2004

Name of Fund/Class                             Expense Limitation for Fund/Class
------------------                             ---------------------------------
Gartmore Mid Cap Growth Fund*
         Class A                                              1.15%
         Class B                                              1.15%
         Class C                                              1.15%
         Class R                                              1.15%
         Institutional Service Class                          1.15%
         Institutional Class                                  1.15%

Gartmore Millennium Growth Fund*
         Class A                                              1.20%
         Class B                                              1.20%
         Class C                                              1.20%
         Class D                                              1.20%
         Class R                                              1.20%
         Institutional Service Class                          1.20%

                                                            Offering          Guarantee       Zero Coupon
Gartmore Nationwide Principal Protected Fund**               Period            Period      Investment Period
                                                             ------            ------      -----------------
         Class A                                              1.00%             1.95%            1.40%
         Class B                                              1.50%             2.45%            1.90%
         Class C                                              1.50%             2.45%            1.90%

Gartmore Long-Short Fund*
         Class A                                              2.35%
         Class B                                              2.35%
         Class C                                              2.35%
         Institutional Service Class                          2.35%
         Institutional Class                                  2.35%

Gartmore Market Neutral Bond Plus Fund*
         Class A                                              2.35%
         Class B                                              2.35%
         Class C                                              2.35%
         Institutional Service Class                          2.35%
         Institutional Class                                  2.35%

Name of Fund/Class                             Expense Limitation for Fund/Class*
------------------                             ----------------------------------
Gartmore Convertible Fund*
         Class A                                              0.95%
         Class B                                              0.95%
         Class C                                              0.95%
         Class R                                              0.95%
         Institutional Service Class                          0.95%
         Institutional Class                                  0.95%

Gartmore Government Bond Fund*
         Class A                                              0.79%
         Class B                                              0.79%
         Class C                                              0.79%
         Class D                                              0.79%
         Class X                                              0.79%
         Class Y                                              0.79%
         Class R                                              0.79%

Gartmore Money Market Fund*
         Prime                                                0.59%
         Service                                              0.59%
         Institutional                                        0.59%

Gartmore Global Small Companies Fund
         (to be renamed Gartmore Small Cap
         Growth Fund)***
         Class A                                              1.35%
         Class B                                              1.35%
         Class C                                              1.35%
         Class R                                              1.35%
         Institutional Service Class                          1.35%
         Institutional Class                                  1.35%

Gartmore China Opportunities Fund***
         Class A                                              1.75%
         Class B                                              1.75%
         Class C                                              1.75%
         Class R                                              1.75%
         Institutional Service Class                          1.75%
         Institutional Class                                  1.75%

Gartmore Global Natural Resources Fund***
         Class A                                              1.30%
         Class B                                              1.30%
         Class C                                              1.30%
         Class R                                              1.30%

Institutional Service Class                          1.30%
Institutional Class                                  1.30%

Gartmore Actively Managed Aggressive Asset Allocation Fund
Gartmore Actively Managed Moderately Aggressive Asset Allocation Fund Gartmore Actively Managed Moderate Asset Allocation Fund

Class A                                              ____%
Class B                                              ____%
Class C                                              ____%
Class R                                              ____%
Institutional Service Class                          ____%
Institutional Class                                  ____%

In addition with respect to the Service Class of the Gartmore Money Market Fund, for the period from March 1, 2004, to February 28, 2005, the Fund Operating Expenses shall be limited to 0.75% and shall include the Rule 12b-1 fees and fees paid pursuant to an Administrative Services Plan.

*Effective until at least February 28, 2005. These expense limitations may be revised, after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at anytime if mutually agreed upon by the parties.

**Until at least the end of the Guarantee Period which will be seven years, it is hereby agreed that Fund Operating Expenses shall include Rule 12b-1 fees and fees paid pursuant to an Administrative Services Plan.

***Effective until at least ___________, 2005. These expense limitations may be revised, after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at anytime if mutually agreed upon by the parties.

                                             GARTMORE MUTUAL FUNDS

                                             By:_______________________________
                                             Name:
                                             Title:

                                             GARTMORE MUTUAL FUND CAPITAL TRUST

                                             By:_______________________________
                                             Name:
                                             Title: